UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2008

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On August 12, 2008, our Board of Directors adopted the 2008 Executive Compensation Plan.  The purpose of the Plan is to promote the interests of our company by motivating our key employees to execute upon and achieve our business plan and retaining key employees.

Under the Plan, a bonus pool has been established, consisting of an aggregate of 30,769 restricted shares of our common stock, 100,000 options to acquire shares of our common stock and $100,000, which is to be used as a tax offset for the equity portion of the Plan.  The shares of restricted stock and shares issuable under the options granted under the Plan will be issued out of the shares available under our 2006 Equity Incentive Plan.  Six key employees are eligible to participate in the Plan, including our Vice Chairman, Henry Adorno, our President and Chief Operating Officer, Greg Swayne, and our Chief Financial Officer, Shawn Meredith.

The restricted shares and options were issued upon the adoption of the Plan.  Assuming the performance criteria are met, the restricted shares and options will vest on and the cash tax offset will be paid on January 31, 2009.  There are three performance criteria, which if met will cause 33.4%, 33.3% and 33.3%, respectively, of the bonus pool to vest.   One performance criteria, which required the launch of the Chinese version of the “HowStuffWorks” website by June 2008, has been met.  As a result, 10,277 shares of our common stock, 33,400 options to acquire shares of our common stock and $33,400 of the tax offset have vested under the Plan.  The other two performance criteria are tied to website activity and revenue during 2008.

In the event that any participant is not employed on December 31, 2008, due to resignation or termination by us for cause, the portion of the bonus pool allocated to the participant will be forfeited.  In the event that any portion of the bonus pool does not vest because of failure to meet the performance criteria, then such portion will be forfeited.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.23*                                           2008 Executive Compensation Plan
___________________

*  The registrant has requested confidential treatment with respect to certain portions of this exhibit.  Such portions have been omitted from this exhibit and filed separately with the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: October 10, 2008	/s/ Bradley T. Zimmer
Bradley T. Zimmer
Executive Vice President & General Counsel

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